Exhibit 99.1

NEWS RELEASE

Contact:
Alliance Data
Julie Prozeller – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

Christopher & Banks
Michael Lyftogt – SVP, CFO
763-551-5000

ALLIANCE DATA SIGNS NEW LONG-TERM AGREEMENT WITH CHRISTOPHER & BANKS,
A LEADING MULTICHANNEL, NATIONAL FASHION RETAILER
OF WOMEN’S APPAREL AND ACCESSORIES

Alliance Data to Provide Private Label Credit Services for
Christopher & Banks and CJ Banks Brands

DALLAS, October 27, 2011 -- Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced it has signed a new long-term agreement to provide private label credit card services for Christopher & Banks, Inc., a wholly owned subsidiary of Christopher & Banks Corporation (NYSE: CBK). The Minneapolis-based retailer of women's clothing was founded in 1956 and specializes in unique, versatile clothing and accessories for women, in missy, petite and woman plus sizes. Christopher & Banks Corporation operates 776 specialty retail stores in 45 states, including 487 Christopher & Banks stores; 238 CJ Banks stores, providing plus-size women’s clothing; 28 dual concept stores offering an assortment of both Christopher & Banks and CJ Banks apparel; 23 outlet stores; and the Christopher & Banks and CJ Banks websites.

Under terms of the agreement, Alliance Data will provide Christopher & Banks and CJ Banks with private label credit card services, including receivables funding; card authorization; credit card issuance; statement generation; remittance processing; and customer service functions, as well as account acquisition, activation and retention strategies and programs.

Through its suite of credit and marketing tools, Alliance Data will provide Christopher & Banks private label credit card account holders with benefits designed to support repeat purchases and strengthen customer loyalty by leveraging the success and reach of the company’s existing Friendship Rewards program. Cardholders also will be automatically enrolled in Friendship Rewards and will benefit from cardholder-only, value-added features.

“Our customers are busy women who look to Christopher & Banks to help them dress with versatility, style, and value,” said Larry Barenbaum, president and chief executive officer at Christopher & Banks. “For us, the Christopher & Banks and CJ Banks credit card program is a critical way to extend our brand recognition and create additional customer excitement around our new look and shopping experience. We look forward to collaborating with Alliance Data to deliver a robust private label credit card program that reflects our attention to customer service and meets our customers’ needs and expectations.”

“Christopher & Banks customers are savvy, smart shoppers, and we’re excited to partner with a company whose tremendous customer service philosophy aligns directly with our own—with a focus on quality and creating engaging customer relationships,” said Melisa Miller, president of Retail Services for Alliance Data. “With our goal of driving sales and long-term customer loyalty for the Christopher & Banks brands, Alliance Data is privileged to have the opportunity to use our extensive cross-channel retail expertise to help them deliver a superior branded experience to their customers.”

About Christopher & Banks Corporation
Christopher & Banks Corporation is a Minneapolis-based specialty retailer of women's clothing. As of October 27, 2011, the Company operates 776  stores in 45 states consisting of 487 Christopher & Banks stores, 238 stores in their plus size clothing division CJ Banks, 28 dual-concept stores and 23 outlet stores. The Company also operates the www.ChristopherandBanks.com and www.CJBanks.com e-Commerce websites.

About Alliance Data
Alliance Data® (NYSE:ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs approximately 8,500 associates at more than 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including the anticipated effects of the CARD Act, potential effects of the Epsilon data theft incident, and those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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